Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Announces Upsized and Consolidated

$750 Million Warehouse Facility

ORLANDO, Fla. (May 4, 2022) – Hilton Grand Vacations Inc. (NYSE:HGV) announces today the completion of an upsized $750 million revolving warehouse facility, which will accommodate both right-to-use and deeded inventory.

The main benchmark rate of the facility is one-month term SOFR and includes customary used and unused fees, some of which will be based on the achievement of key environmental, social and governance (“ESG”) performance indicators. The maximum advance rate increased from 87.5% to 90% and the facility will have a revolving period ending May 2024, with final maturity in May 2025.

“We are very pleased to announce this deal, which marks a major step in the combination of our non-recourse capital markets platforms and generates sizable synergies,” said Dan Mathewes, chief financial officer of Hilton Grand Vacations. “We appreciate the continued support of our banking partners and the ability to broaden out the capital commitments, which has allowed us to meaningfully compress pricing on the legacy Diamond facilities.”

This transaction marks the first time the Company has incorporated ESG-based triggers into its pricing structure. Bank of America will remain the administrative agent of the facility, and capital committed will come from Bank of America, Deutsche Bank Securities Inc., Wells Fargo Securities, Barclays Bank PLC, Credit Suisse, MUFG Bank, Ltd., Citizens Financial, Regions Securities and Truist Securities. Alston & Bird LLP represented HGV as issuer counsel.

Important Notice

The statements in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” “could,” or similar expressions indicate a forward-looking statement; however, not all forward-looking statements include these identifying words. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different, including the integration of Diamond, the material impact of the COVID-19 pandemic on the Company’s business, operating results and financial condition, general economic conditions, the actual timing and status of, or any disruptions to, the re-opening of the Company’s properties, as well as those factors that are discussed under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that may update or supplement such disclosure. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s other filings with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 710,000 owners. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.hiltongrandvacations.com.

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